UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2013

Jos A. Bank Clothiers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23874	36-3189198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Hanover Pike, Hampstead, Maryland	21074
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   410-239-2700

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2013, the Board of Directors of JoS. A. Bank Clothiers, Inc. (the "Company") elected Byron "Bud" Bergren as a new director of the Company, effective immediately. The size of the Board of Directors was increased to seven members in connection with the election of Mr. Bergren. Mr. Bergren was elected for a term expiring at the Company's 2016 Annual Meeting of Stockholders and was appointed to serve on the Company's Audit Committee. He will receive compensation for his service on the Board of Directors and Audit Committee consistent with the Company's compensation policies for its other non-employee directors as most recently described in the Company's Definitive Proxy Statement filed on May 17, 2013. On September 4, 2013, Mr. Bergren was granted 1,500 restricted stock units as provided under the 2010 Equity Incentive Plan and received a prorated annual retainer of $31,671 for his service through the 2014 Annual Meeting and received $3,000 for his attendance at a Board of Directors' Meeting. The Board of Directors has determined that Mr. Bergren qualifies as independent under the Nasdaq Marketplace Rules. Mr. Bergren is not party to any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

A press release was also issued by the Company related to the election of Mr. Bergren. A copy of the Press Release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.

This information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 4, 2013

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jos A. Bank Clothiers, Inc. (Registrant)
September 4, 2013 (Date)	/s/ R. NEAL BLACK R. Neal Black President and Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated September 4, 2013